Date: May 5, 2017

Media Contact:	Investor Contacts:
Michael Kinney	Joanne Fairechio	Dennis Puma
732-938-1031	732-378-4967	732-938-1229
mkinney@njresources.com	jfairechio@njresources.com	dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

WALL, N.J. — Today, New Jersey Resources (NYSE: NJR) reported results for the second quarter of fiscal 2017 as New Jersey Natural Gas (NJNG), NJR Clean Energy Ventures (NJRCEV) and NJR Midstream drove the company’s financial performance. Key highlights in the second fiscal quarter include:

•	New base rates and customers led to 23 percent net financial earnings (NFE) growth at NJNG.

•	NJRCEV added 374 new residential solar customers, an 81-percent increase over last year.

•	The Southern Reliability Link and PennEast Pipeline Project achieved significant milestones.

“We delivered strong second-quarter results driven by higher utility base rates, overall customer growth and solid contributions from our clean energy and midstream assets,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “Based on our year-to-date performance, we expect to meet our net financial earnings guidance of $1.65 to $1.75 per share for the year.”

Net income for the second quarter of fiscal 2017 totaled $114.7 million, or $1.33 per share, compared with $73.4 million, or $.85 per share, during the same period last year. Fiscal 2017 year-to-date net income totaled $149.6 million, or $1.74 per share, compared with $123.6 million, or $1.44 per share, during the same period in fiscal 2016. Second-quarter fiscal 2017 NFE totaled $104.1 million, or $1.21 per share, compared with $77.9 million, or $.91 per share, during the same period last year. Fiscal 2017 year-to-date NFE totaled $144.5 million, or $1.68 per share, compared with $129.2 million, or $1.51 per share, during the same period in fiscal 2016.

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NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

A reconciliation of net income to NFE for the second quarter of fiscal years 2017 and 2016 is provided below.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2017	2016	2017	2016
Net income	$114,702	$73,353	$149,631	$123,635
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(54,855)	3,170	(26,553)	2,035
Tax effect	19,679	(1,152)	9,922	(739)
Effects of economic hedging related to natural gas inventory	34,328	(1,054)	16,389	2,759
Tax effect	(12,334)	384	(6,130)	(1,001)
Net income to NFE tax adjustment	2,586	3,204	1,230	2,483
Net financial earnings	$104,106	$77,905	$144,489	$129,172

Weighted Average Shares Outstanding
Basic	86,275	85,834	86,182	85,754
Diluted	87,101	86,858	86,993	86,778

Basic earnings per share	$1.33	$0.85	$1.74	$1.44
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(0.64)	0.04	(0.31)	0.03
Tax effect	0.23	(0.01)	0.12	(0.01)
Effects of economic hedging related to natural gas inventory	0.40	(0.01)	0.19	0.03
Tax effect	(0.14)	—	(0.07)	(0.01)
Net income to NFE tax adjustment	0.03	0.04	0.01	0.03
Basic NFE per share	$1.21	$0.91	$1.68	$1.51

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments, net of applicable tax adjustments. For further discussion of this financial measure, please see the explanation below under “Non-GAAP Financial Information.”

A table detailing NFE for the three and six months ended March 31 of fiscal years 2017 and 2016 is provided below.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2017	2016	2017	2016
Net Financial Earnings
New Jersey Natural Gas	$60,233	$48,967	$90,581	$79,893
NJR Clean Energy Ventures	22,743	11,807	25,585	19,459
NJR Energy Services	15,746	17,005	19,233	27,309
NJR Midstream	4,948	2,228	7,335	4,572
NJR Home Services and Other	708	(2,022)	2,250	(1,763)
Sub-total	104,378	77,985	144,984	129,470
Eliminations	(272)	(80)	(495)	(298)
Total	$104,106	$77,905	$144,489	$129,172

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NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

▪	NJR Reaffirms Fiscal 2017 NFE Guidance

NJR reaffirmed fiscal 2017 NFE guidance of $1.65 to $1.75 per share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.”

NJR expects its regulated businesses to generate between 60 to 75 percent of total NFE, with NJNG continuing to be the largest contributor. The following chart represents NJR’s current expected contributions from its subsidiaries for fiscal 2017:

Company	Expected Fiscal 2017 Net Financial Earnings Contribution
New Jersey Natural Gas	55 to 65 percent
NJR Midstream	5 to 10 percent
Total Regulated	60 to 75 percent
NJR Clean Energy Ventures	15 to 25 percent
NJR Energy Services	5 to 15 percent
NJR Home Services	1 to 3 percent

In providing fiscal 2017 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

▪	New Jersey Natural Gas Update

NJNG, the company’s regulated utility, reported second-quarter fiscal 2017 NFE of $60.2 million, compared with $49 million during the same period in fiscal 2016. Fiscal 2017 year-to-date NFE at NJNG were $90.6 million, compared with $79.9 million during the same period last year. This strong performance was driven primarily by higher base rates and utility gross margin from new customer additions. NJNG expects to finish fiscal 2017 near the midpoint of its guidance range, representing year-over-year NFE growth of 10 to 15 percent.

During the first six months of fiscal 2017, NJNG added 4,130 new customers, compared with 3,655 during the same period of fiscal 2016. NJNG expects to add approximately 9,000 new and conversion customers in fiscal 2017, up from the 8,300 previously reported. The increase is due to Superstorm Sandy-affected customers, who are expected to have service reconnected within this fiscal year. NJNG expects new and conversion customers to contribute approximately $5.2 million annually to utility gross margin.

NJNG expects to invest approximately $100 million to $110 million to add a total of 26,000 to 28,000 new customers through fiscal 2017 and fiscal 2019, representing an annual new customer growth rate of approximately 1.7 percent and a cumulative increase in utility gross margin of approximately $15.6 million. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

In the first six months of fiscal 2017, NJNG’s gross margin-sharing BGSS incentive programs contributed $6.7 million to utility gross margin, compared with $8.3 million during the same period in fiscal 2016. The

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NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

lower results reflect a decrease in the value of capacity and lower volumes associated with the capacity release program, compared with the previous year.

▪	Infrastructure Update

NJNG continually invests significant capital in its system to ensure safe, reliable and resilient service. Below are key project updates.

Southern Reliability Link (SRL) will provide a second interstate pipeline feed into NJNG's service territory strengthening its overall system. On February 24, 2017, the SRL received approval of its New Jersey Department of Environmental Protection permits. Additionally, NJNG is working to obtain easements and road opening permits and the New Jersey Pinelands Commission is scheduling a vote on the certificate of filing. Once approved, the construction process will begin. NJNG expects the SRL to be in service in fiscal 2018.

New Jersey Reinvestment in System Enhancement (NJ RISE) Program is a five-year, $102.5 million investment to enhance system resiliency and improve NJNG service disruption response. Since the inception of NJ RISE in 2014, NJNG has invested $20 million in the program. On April 26, 2017, NJNG completed the installation of a secondary feed from Rumson into Sea Bright. The next major project to be completed is the reconstruction of the Ship Bottom Regulator Station on Long Beach Island, which is expected to be operational in June 2017. The remaining four projects are scheduled for completion during fiscal 2019.

Safety Acceleration and Facilities Enhancement (SAFE) Program II is a five-year program designed to replace the remaining 276 miles of unprotected steel main and associated services in NJNG's distribution system. During the first six months of fiscal 2017, NJNG invested $15.3 million in SAFE II to replace 31 miles of unprotected steel main. As part of this program, NJNG will earn an Allowance for Funds Used During Construction (AFUDC) rate on its invested capital during construction, and will request recovery for the approved $157.5 million of SAFE II spending in annual filings. As a condition of the New Jersey Board of Public Utilities (BPU) approval, NJNG is required to file a base rate case no later than November 2019.

Both the NJ RISE and SAFE II programs are eligible for annual base rate increases. On March 31, 2017, NJNG filed its annual petition with the BPU requesting a base rate change in the amount of $4.3 million for the recovery of NJ RISE and SAFE II capital costs through June 30, 2017, pursuant to the BPU order dated September 23, 2016. The filing will be updated to reflect actual results in July 2017, with changes to base rates effective October 1, 2017.

▪	The SAVEGREEN Project® (SAVEGREEN) Update

In the first six months of fiscal 2017, SAVEGREEN, NJNG’s energy-efficiency program, invested $6.9 million in grants and financing options to help customers make upgrading to high-efficiency natural gas equipment more affordable. The program runs through December 31, 2018 and supports New Jersey’s Energy Master Plan.

Over the life of the program, NJNG has approval to invest nearly $220 million in SAVEGREEN and is authorized to earn an overall return on its investments, ranging from 6.69 to 7.76 percent, with a return on

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NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

equity (ROE) that ranges from 9.75 to 10.3 percent. The recovery period varies from two to 10 years, depending on the type of investment.

▪	NJR Clean Energy Ventures Update

NJRCEV, the unregulated clean energy subsidiary of NJR, reported NFE of $22.7 million in the second quarter of fiscal 2017 compared with $11.8 million during the same period in fiscal 2016. Fiscal 2017 year-to-date NFE totaled $25.6 million, compared with $19.5 million during the same period last year. The results for the quarter reflect increased margin from operating assets, as well as increased tax credits. Nearly all of the solar renewable energy certificate (SREC) sales in fiscal 2017 from NJRCEV’s in-service solar facilities are hedged and fiscal 2017 revenue from SREC sales is expected to be approximately 15 to 20 percent higher than fiscal 2016. A further discussion of tax credits and NJR’s effective tax rate is provided below.

NJRCEV’s residential solar program, The Sunlight Advantage®, added 688 residential customers during the first six months of fiscal 2017, totaling 6.3 megawatts (MWs) of capacity, compared with 291customers and 2.5 MWs of capacity added during the same period in fiscal 2016.

NJRCEV has four commercial solar projects under construction in New Jersey, representing a $56 million investment with a combined installed capacity of 24.1 MWs.

Solar-related capital expenditures for investment tax credit (ITC)-eligible projects during fiscal 2017 are expected to be between $97 million and $110 million, compared with $85.6 million ITC-eligible projects during fiscal 2016.

▪	NJR Energy Services Update

NJR Energy Services (NJRES), NJR’s wholesale energy services provider, reported second-quarter fiscal 2017 NFE of $15.7 million, compared with $17 million during the same period in fiscal 2016. Fiscal 2017 year-to-date NFE were $19.2 million, compared with $27.3 million during the same period last year. NJRES’ results reflect the variability and timing of market opportunities related to certain storage and transportation assets from year to year. We remain confident NJRES will contribute between 5 and 15 percent of total NFE in fiscal 2017.

▪	NJR Midstream Update

NJR Midstream, the company’s natural gas midstream asset segment, reported NFE of $4.9 million in the second quarter of fiscal 2017, compared with $2.2 million during the same period in fiscal 2016. NJR Midstream reported fiscal 2017 year-to-date NFE of $7.3 million, compared with $4.6 million during the same period last year. These increased results were due primarily to net financial earnings from AFUDC associated with our investment in the PennEast Pipeline project.

The PennEast Pipeline Project received its Final Environmental Impact Statement from the Federal Energy Regulatory Commission (FERC) on April 7, 2017. The 90-day Federal Authorization Decision Deadline is July 7, 2017. PennEast estimates the pipeline will be in service by the first quarter of fiscal 2019.

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NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

▪	NJR Home Services and Other Operations, Including Commercial Realty and Resources Corporation Update

NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, reported a net financial loss of $1.7 million in the second quarter of fiscal 2017, compared with a net financial loss of $2.1 million during the same period last year. NJRHS reported a fiscal 2017 year-to-date loss of $2.5 million, compared with a loss of $2.5 million during the same period in fiscal 2016. Net financial losses are typical for NJRHS during the first six months of the fiscal year due to the timing of service contract revenue recognition.

Commercial Realty and Resources (CR&R), the commercial real estate subsidiary of NJR, includes undeveloped land, as well as energy-related assets that were formerly part of NJR Energy. In the first six months of fiscal 2017, CR&R recorded net gains of $3.2 million from the sale of available-for-sale securities and $1.1 million associated with the sale of a property.

Fiscal 2017 year-to-date NFE for NJRHS and Other Operations were $2.3 million, compared with a net financial loss of $1.8 million during the same period in fiscal 2016.

▪	Tax Credits and NJR’s Effective Tax Rate

NJR’s effective tax rate is significantly impacted by the amount of tax credits that are forecasted to be earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax provision. Based on projects completed in the second quarter, NJRCEV’s forecast of projects to be completed for the balance of the fiscal year and related ITCs, as well as projected GAAP pre-tax income for the year, NJR’s estimated annual effective tax rate is 15.6 percent, compared with 17.7 percent during the same period last year. Accordingly, $29.8 million related to tax credits, net of deferred taxes, were recognized during the first six months of fiscal 2017, compared with $21.9 million, net of deferred taxes, in the same period last year.

For NFE purposes, the effective tax rate for fiscal 2017 is estimated at 12.7 percent and $39.8 million of tax credits were recognized during the first six months of fiscal 2017, compared with a 16.6 percent tax rate and $24.5 million of tax credits during the same period last year. For a further discussion of this tax adjustment and reconciliation to the most comparable GAAP measure, please see the explanation below under “Non-GAAP Financial Information.”

The estimated effective tax rate is based on information and assumptions that are subject to change, and may have a material impact on quarterly and annual NFE. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, regulatory approval, execution of various contracts including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar and wind investments.

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NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

Webcast Information

NJR will host a live webcast to discuss its financial results today at 10 a.m. EST. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources (NJR or the Company) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this release include, but are not limited to, certain statements regarding NJR’s NFE guidance for fiscal 2017, forecasted contribution of business segments to fiscal 2017 NFE, future NJNG customer growth, future NJNG capital expenditures and infrastructure investments, NJRCEV’s onshore wind and solar investments, SREC sales, the results of future base rate cases, earnings growth, as well as the PennEast Pipeline project.

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, weather and economic conditions; demographic changes in NJR’s service territory and their effect on NJR’s customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, NJRES operations and on our risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to our Company; the impact of volatility in the credit markets on our access to capital; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of our pension and post-employment benefit plans as a result of potential downturns in the financial markets, lower discount rates, revised actuarial assumptions or impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, and liquidity in the wholesale energy trading market; the ability to obtain governmental and regulatory approvals and land use rights such as those necessary for the PennEast Pipeline project, electric grid connection (in the case of clean energy projects) and/or financing for the construction, development and operation of our unregulated energy investments and NJNG’s infrastructure projects in a timely manner; risks associated with the management of our joint ventures and partnerships, and investment in a master limited partnership; risks associated with our investments in clean energy projects, including the availability of regulatory and tax incentives, the availability of viable projects, our eligibility for ITCs and Production Tax Credits (PTCs), the future market for Solar Renewable Energy Credits (SRECs) and electricity prices, and operational risks related to projects in service; timing of qualifying for ITCs and PTCs due to delays or failures to complete planned solar and wind energy projects

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NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

and the resulting effect on our effective tax rate and earnings; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process, including through future base rate case filings; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; the impact of a disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber-attack or failure of information technology systems; and the impact of natural disasters, terrorist activities and other extreme events on our operations and customers. The aforementioned factors are detailed in the “Risk Factors” sections of our Form 10-K that we filed with the Securities and Exchange Commission (SEC) on November 22, 2016, which is available on the SEC’s website at sec.gov. Information included in this release is representative as of today only, and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information

This news release includes the non-GAAP financial measures NFE (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.
NFE (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity contracts is reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRCEV, as such adjustment is related to tax credits generated by NJRCEV.
NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations that move in relation to each other. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete

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NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2016 Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,300 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Burlington, Morris and Middlesex counties.

•
NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of more than 280 megawatts, providing residential and commercial customers with low-carbon solutions.

•
NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 50 percent equity ownership in the Steckman Ridge natural gas storage facility and its stake in Dominion Midstream Partners, L.P., as well as its 20 percent equity interest in the PennEast Pipeline Project.

•
NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.
For more information about NJR:
Visit www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.

NJR-E

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NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2017	2016	2017	2016
OPERATING REVENUES
Utility	$295,546	$242,536	$481,102	$394,142
Nonutility	438,000	331,657	793,472	624,309
Total operating revenues	733,546	574,193	1,274,574	1,018,451
OPERATING EXPENSES
Gas purchases
Utility	112,445	82,374	173,765	129,039
Nonutility	367,328	287,883	705,260	541,971
Related parties	2,072	2,077	4,183	4,151
Operation and maintenance	52,342	53,125	104,570	99,358
Regulatory rider expenses	19,893	21,215	32,494	30,843
Depreciation and amortization	20,328	17,744	39,588	34,226
Energy and other taxes	19,485	15,842	33,586	25,479
Total operating expenses	593,893	480,260	1,093,446	865,067
OPERATING INCOME	139,653	93,933	181,128	153,384
Other income, net	5,338	2,202	9,114	4,126
Interest expense, net	11,436	7,369	22,051	14,146
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	133,555	88,766	168,191	143,364
Income tax provision	23,932	17,815	25,950	24,537
Equity in earnings of affiliates	5,079	2,402	7,390	4,808
NET INCOME	$114,702	$73,353	$149,631	$123,635

EARNINGS PER COMMON SHARE
Basic	$1.33	$0.85	$1.74	$1.44
Diluted	$1.32	$0.84	$1.72	$1.42

DIVIDENDS DECLARED PER COMMON SHARE	$0.255	$0.24	$0.51	$0.48

AVERAGE SHARES OUTSTANDING
Basic	86,275	85,834	86,182	85,754
Diluted	87,101	86,858	86,993	86,778

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NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2017	2016	2017	2016
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings, is as follows:

Net income	$114,702	$73,353	$149,631	$123,635
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(54,855)	3,170	(26,553)	2,035
Tax effect	19,679	(1,152)	9,922	(739)
Effects of economic hedging related to natural gas inventory	34,328	(1,054)	16,389	2,759
Tax effect	(12,334)	384	(6,130)	(1,001)
Net income to NFE tax adjustment	2,586	3,204	1,230	2,483
Net financial earnings	$104,106	$77,905	$144,489	$129,172

Weighted Average Shares Outstanding
Basic	86,275	85,834	86,182	85,754
Diluted	87,101	86,858	86,993	86,778

A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share, is as follows:

Basic earnings per share	$1.33	$0.85	$1.74	$1.44
Add:
Unrealized (gain) loss on derivative instruments and related transactions	$(0.64)	$0.04	$(0.31)	$0.03
Tax effect	$0.23	$(0.01)	$0.12	$(0.01)
Effects of economic hedging related to natural gas inventory	$0.40	$(0.01)	$0.19	$0.03
Tax effect	$(0.14)	$—	$(0.07)	$(0.01)
Net income to NFE tax adjustment	$0.03	$0.04	$0.01	$0.03
Basic NFE per share	$1.21	$0.91	$1.68	$1.51

NATURAL GAS DISTRIBUTION

A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:

Operating revenues	$295,546	$242,536	$481,102	$394,142
Less:
Gas purchases	115,723	86,266	179,909	131,509
Energy and other taxes	16,706	13,246	27,588	20,154
Regulatory rider expense	19,893	21,215	32,494	30,843
Utility gross margin	$143,224	$121,809	$241,111	$211,636

NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2017	2016	2017	2016
CLEAN ENERGY VENTURES

A reconciliation of net income to net financial earnings, is as follows:

Net income	$20,157	$8,603	$24,355	$16,976
Add:
Net income to NFE tax adjustment	2,586	3,204	1,230	2,483
Net financial earnings	$22,743	$11,807	$25,585	$19,459

NJR ENERGY SERVICES

The following table is a computation of financial margin:

Operating revenues	$420,287	$319,958	$757,468	$598,651
Less: Gas purchases	368,482	293,994	707,569	554,233
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(56,581)	6,432	(25,989)	4,045
Effects of economic hedging related to natural gas inventory	34,328	(1,054)	16,389	2,759
Financial margin	$29,552	$31,342	$40,299	$51,222

A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows:

Operating income	$47,025	$21,551	$39,630	$35,988
Add:
Operation and maintenance expense	4,451	4,174	9,469	7,931
Depreciation and amortization	17	23	33	46
Other taxes	312	216	767	453
Subtotal	51,805	25,964	49,899	44,418
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(56,581)	6,432	(25,989)	4,045
Effects of economic hedging related to natural gas inventory	34,328	(1,054)	16,389	2,759
Financial margin	$29,552	$31,342	$40,299	$51,222

A reconciliation of net income to net financial earnings, is as follows:

Net income	$30,032	$13,578	$25,242	$22,974
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(56,581)	6,432	(25,989)	4,045
Tax effect	20,301	(2,335)	9,721	(1,468)
Effects of economic hedging related to natural gas, net of taxes	34,328	(1,054)	16,389	2,759
Tax effect	(12,334)	384	(6,130)	(1,001)
Net financial earnings	$15,746	$17,005	$19,233	$27,309

NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2017	2016	2017	2016
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$295,546	$242,536	$481,102	$394,142
Clean Energy Ventures	12,943	7,662	20,510	15,456
Energy Services	420,287	319,958	757,468	598,651
Midstream	—	—	—	—
Home Services and Other	8,504	7,931	18,510	17,504
Sub-total	737,280	578,087	1,277,590	1,025,753
Eliminations	(3,734)	(3,894)	(3,016)	(7,302)
Total	$733,546	$574,193	$1,274,574	$1,018,451

Operating Income (Loss)
Natural Gas Distribution	$95,961	$75,079	$147,333	$122,786
Clean Energy Ventures	(1,359)	(3,192)	(5,652)	(4,618)
Energy Services	47,025	21,551	39,630	35,988
Midstream	(246)	(463)	(402)	(614)
Home Services and Other	(1,103)	(3,616)	(2,559)	(4,646)
Sub-total	140,278	89,359	178,350	148,896
Eliminations	(625)	4,574	2,778	4,488
Total	$139,653	$93,933	$181,128	$153,384

Equity in Earnings of Affiliates
Midstream	$6,119	$3,508	$9,450	$7,053
Eliminations	(1,040)	(1,106)	(2,060)	(2,245)
Total	$5,079	$2,402	$7,390	$4,808

Net Income (Loss)
Natural Gas Distribution	$60,233	$48,967	$90,581	$79,893
Clean Energy Ventures	20,157	8,603	24,355	16,976
Energy Services	30,032	13,578	25,242	22,974
Midstream	4,948	2,228	7,335	4,572
Home Services and Other	708	(2,022)	2,250	(1,763)
Sub-total	116,078	71,354	149,763	122,652
Eliminations	(1,376)	1,999	(132)	983
Total	$114,702	$73,353	$149,631	$123,635

Net Financial Earnings
Natural Gas Distribution	$60,233	$48,967	$90,581	$79,893
Clean Energy Ventures	22,743	11,807	25,585	19,459
Energy Services	15,746	17,005	19,233	27,309
Midstream	4,948	2,228	7,335	4,572
Home Services and Other	708	(2,022)	2,250	(1,763)
Sub-total	104,378	77,985	144,984	129,470
Eliminations	(272)	(80)	(495)	(298)
Total	$104,106	$77,905	$144,489	$129,172

Throughput (Bcf)
NJNG, Core Customers	41.3	41.7	74.1	71.7
NJNG, Off System/Capacity Management	42.5	55.8	86.1	111.7
NJRES Fuel Mgmt. and Wholesale Sales	131.6	150.2	257.8	282.9
Total	215.4	247.7	418.0	466.3

Common Stock Data
Yield at March 31	2.6%	2.6%	2.6%	2.6%
Market Price
High	$39.95	$36.85	$39.95	$36.85
Low	$33.70	$32.32	$30.46	$28.02
Close at March 31	$39.60	$36.43	$39.60	$36.43
Shares Out. at March 31	86,364	85,969	86,364	85,969
Market Cap. at March 31	$3,420,014	$3,131,847	$3,420,014	$3,131,847

NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer & weather data)	2017	2016	2017	2016
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$295,546	$242,536	$481,102	$394,142
Less:
Gas purchases	115,723	86,266	179,909	131,509
Energy and other taxes	16,706	13,246	27,588	20,154
Regulatory rider expense	19,893	21,215	32,494	30,843
Total Utility Gross Margin	$143,224	$121,809	$241,111	$211,636

Utility Gross Margin, Operating Income and Net Income
Residential	$96,599	$78,673	$159,097	$133,749
Commercial, Industrial & Other	21,119	18,238	34,815	31,517
Firm Transportation	21,165	19,984	37,450	35,531
Total Firm Margin	138,883	116,895	231,362	200,797
Interruptible	1,417	1,166	3,041	2,556
Total System Margin	140,300	118,061	234,403	203,353
Off System/Capacity Management/FRM/Storage Incentive	2,924	3,748	6,708	8,283
Total Utility Gross Margin	143,224	121,809	241,111	211,636
Operation and maintenance expense	33,768	33,882	66,986	63,510
Depreciation and amortization	12,263	11,598	24,293	22,836
Other taxes not reflected in gross margin	1,232	1,250	2,499	2,504
Operating Income	$95,961	$75,079	$147,333	$122,786

Net Income	$60,233	$48,967	$90,581	$79,893

Throughput (Bcf)
Residential	19.7	19.3	32.3	28.2
Commercial, Industrial & Other	4.4	3.7	6.8	5.4
Firm Transportation	5.6	6.2	10.1	9.6
Total Firm Throughput	29.7	29.2	49.2	43.2
Interruptible	11.6	12.5	24.9	28.5
Total System Throughput	41.3	41.7	74.1	71.7
Off System/Capacity Management	42.5	55.8	86.1	111.7
Total Throughput	83.8	97.5	160.2	183.4

Customers
Residential	454,464	443,932	454,464	443,932
Commercial, Industrial & Other	28,623	27,722	28,623	27,722
Firm Transportation	44,837	47,373	44,837	47,373
Total Firm Customers	527,924	519,027	527,924	519,027
Interruptible	33	34	33	34
Total System Customers	527,957	519,061	527,957	519,061
Off System/Capacity Management*	15	31	15	31
Total Customers	527,972	519,092	527,972	519,092
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	2,191	2,216	3,685	3,298
Normal	2,465	2,516	4,054	4,145
Percent of Normal	88.9%	88.1%	90.9%	79.6%

NEW JERSEY RESOURCES REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer, SREC and megawatt)	2017	2016	2017	2016
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$7,011	$3,288	$9,497	$7,892
Wind electricity sales and other	3,674	2,626	6,718	4,113
Solar electricity sales and other	789	659	1,534	1,305
Sunlight Advantage	1,469	1,089	2,761	2,146
Total Operating Revenues	$12,943	$7,662	$20,510	$15,456

Depreciation and Amortization	$7,923	$5,876	$14,964	$10,986

Operating (Loss)	$(1,359)	$(3,192)	$(5,652)	$(4,618)

Income Tax Benefit	$24,756	$13,916	$36,643	$25,650

Net Income	$20,157	$8,603	$24,355	$16,976

Net Financial Earnings	$22,743	$11,807	$25,585	$19,459

Solar Renewable Energy Certificates Generated	27,993	22,581	69,436	57,595

Solar Renewable Energy Certificates Sold	32,350	16,050	42,669	37,232

Solar Megawatts Eligible for ITCs	3.5	1.8	6.3	2.5

Solar Megawatts Under Construction	25.5	22.9	25.5	22.9

Wind Megawatts Installed/Acquired	—	—	39.9	50.7

Wind Megawatts Under Construction	—	39.9	—	39.9

ENERGY SERVICES

Operating Income
Operating revenues	$420,287	$319,958	$757,468	$598,651
Less:
Gas purchases	368,482	293,994	707,569	554,233
Operation and maintenance expense	4,451	4,174	9,469	7,931
Depreciation and amortization	17	23	33	46
Energy and other taxes	312	216	767	453
Operating Income	$47,025	$21,551	$39,630	$35,988

Net Income	$30,032	$13,578	$25,242	$22,974

Financial Margin	$29,552	$31,342	$40,299	$51,222

Net Financial Earnings	$15,746	$17,005	$19,233	$27,309

Gas Sold and Managed (Bcf)	131.6	150.2	257.8	282.9

MIDSTREAM

Equity in Earnings of Affiliates	$6,119	$3,508	$9,450	$7,053

Other Income	$991	$843	$1,908	$1,475

Income tax provision	$1,502	$1,530	$3,151	$3,170

Net Income	$4,948	$2,228	$7,335	$4,572

HOME SERVICES AND OTHER

Operating Revenues	$8,504	$7,931	$18,510	$17,504

Operating (Loss)	$(1,103)	$(3,616)	$(2,559)	$(4,646)

Other Income, Net	$3,001	$225	$5,828	$384

Net Income (Loss)	$708	$(2,022)	$2,250	$(1,763)

Total Service Contract Customers at March 31	112,820	115,418	112,820	115,418